EXHIBIT 10.1

                         PROMISSORY NOTE

                                                         Salt Lake City, Utah
$132,193.97                                           Date: November 14, 2001


       FOR VALUE RECEIVED, the undersigned, JHCRPN, LLC, a Utah limited liability company, (hereinafter "Maker") promises to pay to the order of TWINVIEW, INC., a Delaware corporation (hereinafter "Payee"), the principal sum of One Hundred Thirty Two Thousand One Hundred Ninety Three and 97/100 Dollars ($132,193.97) in lawful money of the United States of America, together with interest thereon at the rate of eight percent (8.0%) per annum until paid in full. Payment of the principal balance (and any accrued interest thereon) shall be due upon demand from holder.

       Payments shall be applied first to accrued interest and second to a reduction of principal, unless designated otherwise by holder.

       The Maker of this Promissory Note shall have the privilege, without penalty or premium, of paying in advance the entire principal or any portion thereof.

       In the event that any portion of principal or interest is not paid when due, it shall thereafter bear interest at a rate of twelve percent (12.0%) per annum until paid in full. In the event of default on any payment herein provided for, then without notice, presentment or demand, the principal sum hereof together with any accrued interest thereon shall, at the option of the holder of this Promissory Note, become due and payable immediately. Failure to delay in exercising its option shall not constitute a waiver of any such breach or default nor waiver of the holder's right to exercise said option upon any subsequent breach or default.

      The undersigned hereby expressly waives all statutes of limitation affecting the enforceability of this Promissory Note, and agrees to pay all reasonable attorneys fees and costs incurred in collection of payments due, or in the enforcement of any right or remedy hereunder. The maker, assumers, endorsers, sureties, and guarantors of this Promissory Note consent to all renewals, indulgences, extensions, and all releases of security granted or permitted by the owner or holder without notice.

      Payment of this Promissory Note is secured.


                              MAKER:


                              JHCRPN, LLC, a Utah limited liability company


                              By: /s/ Patrick K. Hogle
                                  Patrick K. Hogle, Manager


                              By: /s/ John S. Girvan
                                  John S. Girvan, Manager



                              By: /s/ Claire A. Singleton
                                  Claire A. Singleton, Manager



                              By: /s/ Ronald A. Johnson
                                  Ronald A. Johnson, Manager


Note:   A majority of the Managers of JHCRPN, LLC has consented to the loan transaction evidenced by this Promissory Note, by signing above.